SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2004

Date of report (Date of earliest event reported)

MATRIA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-20619 SEC File Number	58-2205984 (IRS Employer Identification No.)

1850 Parkway Place
Marietta, GA 30067
(Address of principal executive offices)

(770) 767-4500
(Registrant’s telephone number including area code)

Item 5. Other Events and Required FD Disclosure.

     On June 3, 2004, Matria Healthcare, Inc. (the “Company”) completed the issuance and sale of $11.25 million in aggregate principal amount of its 4.875% Convertible Senior Subordinated Notes due 2024 pursuant to the exercise of an over-allotment option the Company granted to the initial purchaser in connection with the Company’s previously announced private placement of its 4.875% convertible notes. The closing of the over-allotment option increases the aggregate principal amount of convertible subordinated notes sold by the Company to $86.250 million and results in additional net proceeds of approximately $10,955,000 to the Company. The proceeds from this offering have been placed in an escrow account with Wells Fargo Bank, N.A. and will be used to fund a portion of the Company’s pending tender offer to repurchase its 11% Series B Senior Notes due 2008.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit Parker H. Petit Chairman and Chief Executive Officer

Dated: June 4, 2004